Teads Holding Co. Announces Third Quarter 2025 Results
New York – November 6, 2025 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter ended September 30, 2025.
Third Quarter 2025 Key Financial Metrics1:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions USD)	2025	2024	% Change	2025	2024	% Change
Revenue	$318.8	$224.2	42%	$948.2	$655.3	45%
Gross profit	105.7	48.9	116%	308.7	136.0	127%
Net (loss) income	(19.7)	6.7	(394)%	(88.8)	(0.5)	NM
Net cash (used in) provided by operating activities	(23.7)	13.7	(274)%	0.3	25.9	(99)%

Non-GAAP Financial Data*
Ex-TAC gross profit	130.5	59.7	119%	377.8	167.8	125%
Adjusted EBITDA	19.2	11.5	66%	56.8	20.3	179%
Adjusted net (loss) income	(16.3)	5.5	NM	(41.2)	0.6	NM
Adjusted free cash flow	(24.0)	8.7	NM	3.4	13.6	(75)%
_____________________________
1 Incorporates the results of operations for legacy Teads from February 3, 2025 through September 30, 2025
* See non-GAAP reconciliations below
NM Not meaningful

“While we continue to make strategic progress and show exciting growth in areas like CTV, this quarter fell short of our expectations, and we are moving swiftly with decisive measures to further accelerate the return to growth and improve profitability, with a focus on cash flow generation. In Q3, we restructured our go to market organization and today we announced a new leader for that organization,” said David Kostman, CEO of Teads.
“We remain confident in the strategic thesis behind our merger and the potential of our cross-screen, outcome-driven branding and performance ad platform,” added Kostman.
Third Quarter 2025 Business Highlights:
•Grew Connected TV (“CTV”) revenue by ~40% year-over-year in Q3 2025 on a pro-forma basis.
◦Launched CTV Performance globally, to optimize and measure outcomes from Connected TV.
◦The traction of our CTV HomeScreen product is accelerating, which we believe positions us at the forefront of the fastest-growing format in CTV. We've run over 2,500 campaigns since launch, and secured partnerships with new CTV partners including TCL and Google TV.

•Gained traction in cross-selling complementary solutions this quarter across clients including Homes.com, Lavazza, and Nissan, which we believe demonstrates the value proposition of our platform and validates our integrated approach as a key differentiator in driving full-funnel value.
◦Revenue generated through cross-selling increased 67% sequentially from Q2 to Q3.
◦Cross-screen adoption (i.e., CTV + Web) has now reached over 10% of our branding advertisers.
•The combination of our data sets and data science teams has improved our AI and algorithmic capabilities, resulting in benefits for both performance and branding campaigns in terms of conversion and other key metrics for advertisers; we expect to roll out these improvements more broadly in the coming quarters.
•The Company plans to host an Investor Day in March 2026. Details to be shared closer to the event.
Third Quarter 2025 Financial Highlights:
•Revenue of $318.8 million, an increase of $94.6 million, or 42%, compared to $224.2 million in the prior year period, primarily due to the acquisition, including net favorable foreign currency effects of approximately $5.0 million.
•Gross profit of $105.7 million, an increase of $56.9 million, or 116%, compared to $48.9 million in the prior year period, primarily due to the acquisition. Gross margin increased to 33.2%, compared to 21.8% in the prior year period, primarily reflecting the higher gross margin profile of the acquired business.
•Ex-TAC gross profit of $130.5 million, an increase of $70.8 million, or 119%, compared to $59.7 million in the prior year period, primarily due to the acquisition. Our Ex-TAC gross margin increased to 41.0%, compared to 26.6% in the prior year period, reflecting the higher margin profile of the acquired business.
•Net loss of $19.7 million, compared to net income of $6.7 million in the prior year period. Net loss in the current period includes pre-tax acquisition and integration costs of $3.7 million and restructuring charges of $0.7 million related to our previously announced restructuring plan to streamline operations and reduce duplicative roles post-acquisition. Net income in the prior year period included a pre-tax gain of approximately $8.8 million in connection with our repurchase of the remaining convertible notes, offset in part by pre-tax acquisition-related costs of $5.6 million.
•Adjusted net loss of $16.3 million, compared to adjusted net income of $5.5 million in the prior year period.
•Adjusted EBITDA of $19.2 million, compared to Adjusted EBITDA of $11.5 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.6 million.
•Net cash used in operating activities of $23.7 million, compared to net cash provided by operating activities of $13.7 million in the prior year period. Adjusted free cash flow was a use of cash of $24.0 million, as compared to cash flow of $8.7 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $138.3 million, comprised of cash and cash equivalents of $130.8 million and short-term investments in marketable securities of $7.5 million as of September 30, 2025.

•Total debt obligations were $621.6 million, including the $604.0 million carrying value of the Notes (principal amount of $628.2 million, net of unamortized discount and deferred financing costs) and $17.6 million (unchanged at €15.0 million) outstanding under a short-term overdraft facility assumed in the acquisition.
Fourth Quarter Guidance
The following forward-looking statements reflect our expectations for the fourth quarter of 2025.
For the fourth quarter ending December 31, 2025, we expect:
•Ex-TAC gross profit of $142 million to $152 million
•Adjusted EBITDA of $26 million to $36 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, November 6 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13756052. The replay will be available until November 20, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing fourth quarter guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, restructuring charges, impairment charges and bridge facility costs, as well as the related income tax effect associated with these adjustments. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. Free cash flow and adjusted free cash flow are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow and adjusted free cash flow should be considered as supplemental measures and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the acquisition (the “Acquisition”) by Outbrain Inc. of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”), following which we changed our corporate name to Teads Holding Co. (hereinafter, together with its subsidiaries, the “Company” or “Teads”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Legacy Teads or manage the combined business effectively; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; our due diligence investigation of Legacy Teads may have been inadequate and risks related to Legacy Teads’ business may materialize; unexpected costs, charges or expenses resulting from the Acquisition; our ability to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our common stock; overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel, Iran and the Middle East generally, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., the impact of the U.S. government shutdown, and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the conflict between Israel and Hamas and the sustainability of the related cease fire, as well as any conflicts with other terrorist organizations or the conflict between Israel and Iran and any conflicts with other countries; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements, including with respect to privacy; the timing and execution of any cost-saving measures and the impact on our business or strategy; our ability to meet the continued listing requirements of The Nasdaq Stock Market LLC; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2024, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads Holding Co. (f/k/a. Outbrain Inc.) and TEADS combined on February 3, 2025. The combined company has been operating under the new Teads brand and the corporate name was changed from Outbrain Inc. to Teads Holding Co. (Nasdaq: TEAD) on June 6, 2025. Teads is the omnichannel outcomes platform for the Open Internet, driving full-funnel results for marketers across premium media. With a focus on meaningful business outcomes for branding and performance objectives, Teads drives value with every media dollar by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. One of the most scaled advertising platforms on the open internet, Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, New York with a global team of nearly 1,800 people in 30+ countries.
Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
Revenue	$318,772	$224,177	$948,225	$655,289
Cost of revenue:
Traffic acquisition costs	188,230	164,483	570,392	487,484
Other cost of revenue	24,794	10,825	69,171	31,765
Total cost of revenue	213,024	175,308	639,563	519,249
Gross profit	105,748	48,869	308,662	136,040
Operating expenses:
Research and development	10,743	9,053	38,007	27,576
Sales and marketing	68,658	23,201	202,071	71,195
General and administrative	31,970	19,564	96,335	51,700
Impairment charges	—	—	15,614	—
Restructuring charges	657	—	9,610	742
Total operating expenses	112,028	51,818	361,637	151,213
Loss from operations	(6,280)	(2,949)	(52,975)	(15,173)
Other (expense) income:
Gain on repurchase of long-term debt	—	8,782	1,225	8,782
Interest expense	(17,084)	(1,444)	(57,732)	(2,950)
Other (expense) income and interest income, net	(994)	3,536	(2,984)	7,687
Total other (expense) income, net	(18,078)	10,874	(59,491)	13,519
(Loss) income before income taxes	(24,358)	7,925	(112,466)	(1,654)
(Benefit) provision for income taxes	(4,668)	1,229	(23,620)	(1,110)
Net (loss) income	$(19,690)	$6,696	$(88,846)	$(544)

Weighted average shares outstanding:
Basic	95,113,669	49,325,518	89,249,913	49,171,414
Diluted	95,113,669	53,908,058	89,249,913	53,701,925

Net (loss) income per common share:
Basic	$(0.21)	$0.14	$(1.00)	$(0.01)
Diluted	$(0.21)	$0.01	$(1.00)	$(0.10)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$130,751	$89,094
Short-term investments in marketable securities	7,501	77,035
Accounts receivable, net of allowances	312,282	149,167
Prepaid expenses and other current assets	43,175	27,835
Total current assets	493,709	343,131
Non-current assets:
Property, equipment and capitalized software, net	49,698	45,250
Operating lease right-of-use assets, net	24,601	15,047
Intangible assets, net	389,861	16,928
Goodwill	632,960	63,063
Deferred tax assets	71,312	40,825
Indemnification asset	27,176	—
Other assets	22,785	24,969
TOTAL ASSETS	$1,712,102	$549,213

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$265,746	$206,920
Accrued compensation and benefits	35,910	19,430
Deferred revenue	10,343	6,932
Short-term debt	17,606	—
Accrued and other current liabilities	125,867	56,189
Total current liabilities	455,472	289,471
Non-current liabilities:
Long-term debt	604,023	—
Operating lease liabilities, non-current	18,287	11,783
Deferred tax liabilities	62,868	1,554
Contingent tax liabilities	39,452	9,343
Other liabilities	12,665	5,719
TOTAL LIABILITIES	$1,192,767	$317,870

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 95,647,756 shares issued and 95,469,264 shares outstanding as of September 30, 2025; 63,503,274 shares issued and 50,090,114 shares outstanding as of December 31, 2024	96	64
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	682,282	484,541
Treasury stock, at cost − 178,492 shares as of September 30, 2025 and 13,413,160 shares as of December 31, 2024	(526)	(74,289)
Accumulated other comprehensive income (loss)	95,822	(9,480)
Accumulated deficit	(258,339)	(169,493)
TOTAL STOCKHOLDERS’ EQUITY	519,335	231,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,712,102	$549,213

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(19,690)	$6,696	$(88,846)	$(544)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on repurchase of long-term debt	—	(8,782)	(1,225)	(8,782)
Depreciation and amortization of property and equipment	1,867	1,537	6,763	4,654
Amortization of capitalized software development costs	2,266	2,451	7,041	7,281
Amortization of intangible assets	13,364	855	34,903	2,559
Amortization of discount on marketable securities	(63)	(559)	(784)	(1,839)
Stock-based compensation	3,641	4,052	10,372	11,487
Non-cash operating lease expense	2,977	1,339	8,175	3,825
Provision for credit losses	4,150	518	5,614	2,951
Amortization of debt issuance costs	1,250	—	15,337	—
Deferred income taxes	(10,862)	311	(42,709)	(4,431)
Impairment of assets	—	—	15,614	—
Unrealized foreign currency transaction losses (gains)	2,532	(1,288)	6,677	(1,054)
Other	—	384	25	436
Changes in operating assets and liabilities:
Accounts receivable	19,255	(647)	57,827	31,434
Prepaid expenses and other current assets	3,519	3,511	16,863	9,121
Accounts payable and other current liabilities	(42,857)	2,793	(45,007)	(30,563)
Operating lease liabilities	(3,019)	(1,446)	(8,445)	(3,869)
Deferred revenue	(1,092)	(235)	(3,942)	(2,051)
Other non-current assets and liabilities	(972)	2,172	6,091	5,283
Net cash (used in) provided by operating activities	(23,734)	13,662	344	25,898

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	(598,319)	(181)
Purchases of property and equipment	(789)	(2,528)	(4,853)	(4,668)
Capitalized software development costs	(4,915)	(2,462)	(12,020)	(7,592)
Purchases of marketable securities	—	(4,154)	(16,603)	(56,166)
Proceeds from sales and maturities of marketable securities	9,250	85,490	86,471	144,257
Other	(57)	(18)	(56)	(81)
Net cash provided by (used in) investing activities	3,489	76,328	(545,380)	75,569

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	—	625,000	—
Repayments of borrowings under the Bridge Facility	—	—	(625,000)	—
Proceeds from senior secured notes	—	—	625,305	—
Partial repayment of long-term debt	—	(109,740)	(7,674)	(109,740)
Payment of deferred financing costs	(168)	(501)	(30,969)	(501)
Payment of stock issuance costs	—	—	(775)	—
Treasury stock repurchases and share withholdings on vested awards	(86)	(168)	(639)	(6,390)
Principal payments on finance lease obligations	—	—	—	(263)
Proceeds from bank overdrafts, net	59	—	110	—
Net cash (used in) provided by financing activities	(195)	(110,409)	585,358	(116,894)
Effect of exchange rate changes	1,687	2,426	1,834	2,034
Net (decrease) increase in cash, cash equivalents and restricted cash	$(18,753)	$(17,993)	$42,156	$(13,393)
Cash, cash equivalents and restricted cash — Beginning	150,634	75,679	89,725	71,079
Cash, cash equivalents and restricted cash — Ending	$131,881	$57,686	$131,881	$57,686

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$318,772	$224,177	$948,225	$655,289
Traffic acquisition costs	(188,230)	(164,483)	(570,392)	(487,484)
Other cost of revenue	(24,794)	(10,825)	(69,171)	(31,765)
Gross profit	105,748	48,869	308,662	136,040
Other cost of revenue	24,794	10,825	69,171	31,765
Ex-TAC gross profit	$130,542	$59,694	$377,833	$167,805

Gross margin (gross profit as % of revenue)	33.2%	21.8%	32.6%	20.8%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	41.0%	26.6%	39.8%	25.6%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(19,690)	$6,696	$(88,846)	$(544)
Gain on repurchase of long-term debt	—	(8,782)	(1,225)	(8,782)
Interest expense	17,084	1,444	57,732	2,950
Other expense (income) and interest income, net	994	(3,536)	2,984	(7,687)
(Benefit) provision from income taxes	(4,668)	1,229	(23,620)	(1,110)
Depreciation and amortization	17,497	4,843	48,707	14,494
Stock-based compensation	3,641	4,052	10,372	11,487
Acquisition and integration costs	3,656	5,585	25,508	8,787
Restructuring charges	657	—	9,610	742
Impairment charges	—	—	15,614	—
Adjusted EBITDA	$19,171	$11,531	$56,836	$20,337

Net (loss) income as % of gross profit	(18.6)%	13.7%	(28.8)%	(0.4)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	14.7%	19.3%	15.0%	12.1%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted EPS to adjusted net (loss) income and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(19,690)	$6,696	$(88,846)	$(544)
Adjustments:
Acquisition and integration costs	3,656	5,585	25,508	8,787
Restructuring charges	657	—	9,610	742
Impairment charges	—	—	15,614	—
Gain on repurchase of long-term debt	—	(8,782)	(1,225)	(8,782)
Bridge facility costs	—	—	11,996	—
Total adjustments, before tax	4,313	(3,197)	61,503	747
Income tax effect	(899)	1,951	(13,884)	406
Total adjustments, after tax	3,414	(1,246)	47,619	1,153
Adjusted net (loss) income	$(16,276)	$5,450	$(41,227)	$609

Diluted weighted average shares	95,113,669	49,325,518	89,249,913	49,171,414
Restricted stock units	—	426,888	—	246,031
Adjusted diluted weight average shares	95,113,669	49,752,406	89,249,913	49,417,445

Diluted net (loss) income per share - reported	$(0.21)	$0.01	$(1.00)	$(0.10)
Adjustments, after tax	0.04	0.10	0.54	0.11
Diluted net (loss) income per share - adjusted	$(0.17)	$0.11	$(0.46)	$0.01
The following table presents the reconciliation of net cash (used in) provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(23,734)	$13,662	$344	$25,898
Purchases of property and equipment	(789)	(2,528)	(4,853)	(4,668)
Capitalized software development costs	(4,915)	(2,462)	(12,020)	(7,592)
Free cash flow	(29,438)	8,672	(16,529)	13,638
Direct acquisition costs	5,471	—	19,918	—
Adjusted free cash flow	$(23,967)	$8,672	$3,389	$13,638